CONTACT:
Sherry Lang
Vice President
Investor and Public Relations
(508) 390-2323
FOR IMMEDIATE RELEASE
Tuesday, September 13, 2005
THE TJX COMPANIES, INC. ANNOUNCES RESIGNATION OF TED ENGLISH AS
CHIEF EXECUTIVE OFFICER; BEN CAMMARATA NAMED ACTING CEO
     Framingham, MA — Edmond (Ted) English, 52, today announced his resignation as President, Chief Executive Officer, and Director of The TJX Companies, Inc. (NYSE:TJX), effective immediately. Mr. English had served in this role since 2000. Bernard (Ben) Cammarata, 65, Chairman of the Board, was named Acting President and Chief Executive Officer by the Board of Directors, and will continue to serve as Chairman. Mr. Cammarata has extensive experience as an off-price executive, having served as CEO of TJX and its predecessor businesses from 1976 to 2000.
     A search for a permanent President and Chief Executive Officer will begin immediately and will include both internal and external candidates. Mr. English has agreed to act in an advisory capacity to Mr. Cammarata to provide for a smooth transition.
     Mr. Cammarata commented, “I would like to thank Ted for his service to TJX and the significant contributions he made to the Company. During his tenure as President and CEO, the Company’s sales and profit increased significantly, as we opened over 900 stores and created more than 50,000 jobs. Today, TJX remains a financially strong and highly profitable company, with a strong competitive position and a deep management bench. The Board joins me in thanking Ted and wishing him well in the future.”
     Mr. English commented, “For the past 23 years, I have had the privilege to work with an extraordinary group of talented and dedicated men and women and, for the past five and one-half years, have had the honor of leading this organization as its President and CEO. I am proud of our many accomplishments over this time. However, despite these accomplishments, we are faced with several challenges in our business today. While sales and segment profit at Marmaxx, our largest business, have experienced strong growth, our other businesses have not met expectations over the past year, despite actions taken to improve their performance. After much reflection, I have come to the conclusion that these businesses would benefit from a fresh perspective at the top. I believe that Ben Cammarata’s vision, experience, and leadership skills will serve TJX well in the interim period.”
     John O’Brien will continue as Lead Director. Willow Shire, a Director and Chair of the Corporate Governance Committee, will chair the search committee.
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770 COCHITUATE ROAD, FRAMINGHAM, MASSACHUSETTS 01701

THE TJX COMPANIES, INC. ANNOUNCES RESIGNATION OF TED ENGLISH AS
CHIEF EXECUTIVE OFFICER; BEN CAMMARATA NAMED ACTING CEO
Tuesday, September 13, 2005

     The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The Company operates 780 T.J. Maxx, 703 Marshalls, 230 HomeGoods, and 146 A.J. Wright stores, as well as 35 Bob’s Stores, in the United States. The Company also operates two e-commerce sites, www.tjmaxx.com and www.homegoods.com. In Canada, the Company operates 168 Winners and 48 HomeSense stores, and in Europe, 185 T.K. Maxx stores. TJX’s press releases and financial information are also available on the Internet at www.tjx.com.
SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: our ability to continue successful expansion of our store base; risks of expansion; our ability to successfully implement our opportunistic inventory strategies and to effectively manage our inventories; consumer confidence, demand, spending habits and buying preferences; effects of unseasonable weather; competitive factors; factors affecting availability of store and distribution center locations on suitable terms; factors affecting our recruitment and employment of associates; factors affecting expenses; success of our acquisition and divestiture activities; our ability to successfully implement technologies and systems and protect data; our ability to continue to generate adequate cash flows; general economic conditions; potential disruptions due to wars, natural disasters and other events beyond our control; changes in currency and exchange rates; import risks; adverse outcomes for any significant litigation; changes in laws and regulations and accounting rules and principles; effectiveness of internal controls; and other factors that may be described in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.
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